UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 26, 2005 (August 23, 2005)

U.S. ENERGY CORP.
(Exact Name of Company as Specified in its Charter)

Wyoming	0-6814	83-0205516
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

Glen L. Larsen Building
877 North 8th West Riverton, WY		82501
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (307) 856-9271

Not Applicable
Former Name, Former Address or Former Fiscal Year,, If Changed From Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

 ☐ Written communications pursuant to Rule 425 under the Securities Act
 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 5 Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a) Not Applicable.

(b) In a meeting of the Board of Directors held on August 23, 2005, the Board of Directors accepted a letter from Mr. John L. Larsen, by which Mr. Larsen is resigning from his full time positions of CEO and Chairman of the Board of Directors of U.S. Energy Corp. (“USE”). His resignation from the full time positions is due to personal health matters.

(c) The Nominating Committee nominated Keith G. Larsen to serve as Chairman of the Board of Directors and CEO of USE; Keith G. Larsen is vacating the positions of President and COO. Additionally, the Committee nominated Mark J. Larsen to serve as President and COO of USE. The full board of directors accepted the nominations and unanimously passed the resolution to appoint Keith Larsen as Chairman and CEO and Mark Larsen as President and COO, effective August 23, 2005.

The past Chairman and CEO of USE, Mr. John L. Larsen - age 73 - who is also the founder of USE, will continue to serve as a member of the Boards of Directors and Executive Committees of both USE and its subsidiary Crested Corp.. Mr. Larsen may, in the future, provide consulting and advisory services to the Companies.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP.

Dated: August 26, 2005	By:	/s/Keith G. Larsen
Keith G. Larsen, Chairman and CEO